UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 6, 2009, VeriSign, Inc. (“VeriSign” or the “Company”) announced its financial results and certain other information for the fiscal quarter ended June 30, 2009 on a press release (the “Earnings Release”). The Earnings Release was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on August 6, 2009.

The Earnings Release disclosed “Achieves 29% Core Earnings Per Share Growth Year-Over-Year.” This statement is inaccurate and investors should not rely upon it in evaluating the Company’s performance for the period ended June 30, 2009. The Company is hereby amending and restating this statement in the Earnings Release to disclose “Achieves 19% Non-GAAP Earnings Per Share Growth Year-Over-Year.” The most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) is year-over-year GAAP earnings per share growth of 151%. Except as described in this paragraph, no other revisions are being made to the Earnings Release pursuant to this Current Report on Form 8-K.

The tables presenting the reconciliation of GAAP to non-GAAP net income for the three and six months ended June 30, 2009 and June 30, 2008, are set forth below. The non-GAAP presentation for 2008 has been conformed to the non-GAAP presentation for 2009 by excluding the same items under GAAP for both periods. In addition to the change from “core” to “non-GAAP” earnings per share growth, the difference between the statement in the Earnings Release and the revised statement in this Current Report on Form 8-K is due to the fact that our 2009 non-GAAP presentation no longer includes other non-recurring items, which consisted of litigation reserves of $6.4 million previously included in our 2008 non-GAAP presentation.

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2009		Six Months Ended June 30, 2009
	Operating Income	Net Income (loss) attributable to VeriSign, Inc. and Subsidiaries	Operating Income	Net Income (loss) attributable to VeriSign, Inc. and Subsidiaries
GAAP as reported	$84,140	$34,874	$158,854	$99,894
Discontinued operations		8,532		(10,094)
Non-core businesses in continuing operations (1)	(938)	(952)	(1,111)	(2,062)

Core operations	83,202	42,454	157,743	87,738
Adjustments to core operations (1):
Stock-based compensation	11,549	11,549	22,227	22,227
Amortization of other intangible assets	3,061	3,061	6,282	6,282
Restructuring costs	320	320	4,930	4,930
Tax adjustment (2)		3,214		401

Non-GAAP as adjusted	$98,132	$60,598	$191,182	$121,578

Diluted shares		193,426		193,116

Per diluted share, core operations		$0.22		$0.45

Per diluted share, non-GAAP as adjusted		$0.31		$0.63

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2008		Six Months Ended June 30, 2008
	Operating Income	Net Income (loss) attributable to VeriSign, Inc. and Subsidiaries	Operating Income	Net Income (loss) attributable to VeriSign, Inc. and Subsidiaries
GAAP as reported	$(17,039)	$(69,178)	$11,544	$(77,239)
Discontinued operations		55,161		78,850
Non-core businesses in continuing operations (1)	355	(128)	6,400	8,876

Core operations	(16,684)	(14,145)	17,944	10,487
Adjustments to core operations (1):
Stock-based compensation	16,790	16,790	30,943	30,943
Amortization of other intangible assets	2,537	2,537	5,174	5,174
Restructuring costs	82,280	82,280	96,728	96,728
Tax adjustment (2)		(33,957)		(46,618)

Non-GAAP as adjusted	$84,923	$53,505	$150,789	$96,714

Diluted shares		202,505		206,488

Per diluted share, core operations		$(0.07)		$0.05

Per diluted share, non-GAAP as adjusted		$0.26		$0.47

(1)	The Company’s business consists of the following reportable segments: Internet Infrastructure and Identity Services which consists of Naming Services, and Authentication Services comprising of Business Authentication and User Authentication; and Other Services which consists of the continuing operations of non-core businesses and legacy products and services from certain divested businesses.
(2)	Non-GAAP tax is calculated as 30% of income from continuing operations, excluding non-controlling interest in subsidiary, which is presented net of tax on the Statement of Operations.

Use of Non-GAAP Financial Information

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, and restructuring costs. Non-GAAP financial information is also adjusted for a 30% tax rate, which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: August 7, 2009	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

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